Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
Uniti Group Inc.:

Results of Review of Interim Financial Information

We have reviewed the condensed consolidated balance sheet of Uniti Group Inc. and subsidiaries (the Company) as of June 30, 2020, and the related condensed consolidated statements of income (loss), comprehensive income (loss) and shareholders’ deficit for the three-month and six-month periods ended June 30, 2020, the related condensed consolidated statement of cash flows for the six-month period ended June 30, 2020, and the related notes (collectively, the consolidated interim financial information). Based on our reviews, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements of the Company as of and for the year ended December 31, 2019 were audited by other auditors, whose report dated March 12, 2020 expressed an unqualified opinion on those consolidated financial statements. Such consolidated financial statements were not audited by us and, accordingly, we do not express an opinion or any other form of assurance on the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2019. Additionally, the condensed consolidated statements of income, comprehensive income and shareholders’ deficit for the three-month and six-month periods ended June 30, 2019, and the related condensed consolidated statement of cash flows for the six-month period ended June 30, 2019, were not audited or reviewed by us and, accordingly, we do not express an opinion or any other form of assurance on them.

Basis for Review Results

This consolidated interim financial information is the responsibility of the Company’s management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our review in accordance with the standards of the PCAOB. A review of consolidated interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ KPMG LLP

Dallas, Texas
August 10, 2020